UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 1.01          Entry into a Material Definitive Agreement

On December 19, 2013, First Financial Bancorp., an Ohio corporation (the “Company”), First Financial Bank, National Association, a national banking association and a wholly owned subsidiary of the Company (“First Financial”), and Insight Bank, an Ohio state-chartered commercial bank (“Insight”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Insight will merge with and into First Financial (the “Merger”). Insight’s shareholders will be entitled to receive merger consideration equal to $20.50 for each share of Insight common stock, of which 80%, or $16.40, will be paid in the Company’s common stock and 20%, or $4.10, will be paid in cash, subject to certain adjustment depending upon changes in the price of the Company’s common stock. For purpose of calculating the exchange ratio for the stock component of the merger consideration, the Company’s common stock is valued at its average closing price (the “Average Closing Price”) on Nasdaq for the twenty trading days ending on the third business day prior to the effective time of the Merger, subject to a collar, i.e., no higher than 115%, or lower than 85%, of such average closing price calculated by reference to the time of signing the Merger Agreement, which is $16.31 (the “Signing Date Price”).

All outstanding stock options of Insight will be cashed out at the closing of the Merger. Including payment to be made for cancelling the stock options, the expanded total merger consideration is valued at approximately $36.6 million. The parties intend to redeem Insight’s approximately $4.3 million of preferred stock issued to the U.S. Department of the Treasury through the Small Business Lending Fund in connection with the consummation of the Merger.

The Merger Agreement contains customary representations, warranties, and covenants of each party. Subject to certain terms and conditions, the Merger Agreement provides that the board of directors of Insight will recommend the approval and adoption of the Merger Agreement by the shareholders of Insight. Insight has also agreed not to solicit acquisition proposals relating to alternative business combination transactions. In addition, Insight has agreed not to participate in discussions or negotiations or provide information in connection with any acquisition proposals for alternative business combination transactions unless certain conditions are satisfied.

Closing of the Merger is subject to customary conditions, including, among others, approval of the Merger Agreement by Insight’s shareholders, receipt of required regulatory approvals and effectiveness of the registration statement to be filed by the Company, and approval for listing on the Nasdaq, with respect to its common stock to be issued in the Merger.

The Merger Agreement provides certain termination rights for each party and further provides that, in the event the Merger Agreement is terminated under certain circumstances in connection with a competing acquisition transaction, Insight will be required to pay First Financial a termination fee equal to 5% of the expanded total merger consideration. In addition, if the Average Closing Price has declined by more than 25% from the Signing Date Price, and the Company’s common stock underperforms the KBW Regional Banking Index by more than 25% during such period, Insight may terminate the Merger Agreement unless the Company removes the collar restriction in calculating the exchange ratio for the stock component of the merger consideration.

The foregoing summary of the Merger Agreement in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Merger Agreement will not survive consummation of the Merger, unless otherwise specified therein, and were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto, their respective affiliates or their respective businesses.

Important Information About the Merger

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Insight. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Insight in advance of a special meeting of shareholders that will be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS OF INSIGHT ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, INSIGHT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors may also obtain these documents, without charge, from the Company’s website at http://www.bankatfirst.com or by contacting the Company’s investor relations department at (877) 322-9530.

Forward-Looking Statement

Certain statements contained in this filing which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). Such statements include certain plans, expectations, goals, projections and benefits relating to the merger transaction among First Financial and Insight, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

In addition to factors previously disclosed in reports filed by the Company with the SEC, risks and uncertainties for the Company, First Financial, Insight and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Insight’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of Insight shareholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on the Company’s, First Financial’s, Insight’s or the combined company's respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are based on information available at the time of the filing. The Company assumes no obligation to update any forward-looking statement.

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits:

2.1	Agreement and Plan of Merger between First Financial Bancorp., First Financial Bank, National Association, and Insight Bank, dated as of December 19, 2013*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: December 23, 2013

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger between First Financial Bancorp., First Financial Bank, National Association, and Insight Bank, dated as of December 19, 2013*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.